UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2020

HELIUS MEDICAL TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	001-38445	36-4787690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

642 Newtown Yardley Road, Suite 100 Newtown, PA		18940
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (215) 944-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HSDT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim President and Chief Executive Officer

On August 23, 2020, the Board of Directors (the “Board”) of Helius Medical Technologies, Inc. (the “Company”) appointed Dane C. Andreeff as the Company’s Interim President and Chief Executive Officer effective immediately. Mr. Andreeff will continue to serve as a director of the Company. Mr. Andreeff succeeds Phillippe Deschamps who stepped down from his roles as President and Chief Executive Officer and director of the Company effective August 23, 2020 upon mutual agreement with the Board. Mr. Andreeff is expected to serve until the Company completes a search and appoints a new Chief Executive Officer.

Mr. Andreeff, age 54, has served as a member of our Board of Directors since August 2017. Mr. Andreeff is the General Partner and Portfolio Manager at Maple Leaf Partners, LP, which owns approximately 3% of the Company’s outstanding common stock. Maple Leaf Partners, LP is a hedge fund founded by Mr. Andreeff, where he has been employed since 1996. In 2003, the fund was seeded by Julian Robertson’s Tiger Management and later grew to over $2 billion in assets under management. Mr. Andreeff also serves as a member of the board of directors of TraceSecurity, LLC, HDL Therapeutics, Inc. and Myocardial Solutions, Ltd. Mr. Andreeff received his Bachelor’s degree in Economics from the University of Texas at Arlington in 1989 and his Master’s degree in Economics from the University of Texas at Arlington in 1991. The Board believes that Mr. Andreeff’s extensive experience in the investment industry and capital markets and significant experience advising other companies as a board member, including multiple companies in the healthcare sector, make him a valuable member of the Board.

In connection with the appointment of Mr. Andreeff as the Company’s Interim President and Chief Executive Officer, the Board removed Mr. Andreeff from the Compensation Committee and the Nominating and Corporate Governance Committee, appointed Edward M. Straw to the Compensation Committee and named Vice Admiral (Retired) Straw as chair of such committee.

Pursuant to the Interim President and CEO Employment Letter Agreement (the “Letter Agreement”) entered into with Mr. Andreeff on August 23, 2020, Mr. Andreeff has elected to take no additional compensation in return for his service as Interim President and Chief Executive Officer.  However, Mr. Andreeff will continue to be eligible to receive the equity retainer granted annually to the Company’s non-employee directors.  Currently, pursuant to the non-employee director compensation policy that the Company adopted effective as of the date of the 2020 annual meeting of stockholders, the Company’s non-employee directors receive an annual equity retainer equal to $20,000 delivered in the form of options to purchase shares of the Company’s Class A Common Stock.  Since he will not be a member of any Board committees, Mr. Andreeff is not eligible for any cash retainer, which the Company only pays to the Chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The foregoing summary of the Letter Agreement with Mr. Andreeff does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Andreeff and any other person with respect to the appointments described above, and Mr. Andreeff has no family relationship with any director or executive officer of the Company. As previously disclosed, entities affiliated with Mr. Andreeff purchased approximately $0.2 million, or 571,429, of shares of Class A Common Stock offered by the Company in an underwritten public offering in November 2019, in which each share of Class A Common Stock was purchased at a price of $0.35 per share. Other than the foregoing, Mr. Andreeff is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Appointment of Chairman of the Board of Directors

Effective as of August 23, 2020, the Board of the Company appointed Board member Blane Walter as the Chairman of the Board.

Mr. Walter, age 49, has served as a member of our Board of Directors since December 2015. Mr. Walter is a partner at Talisman Capital Partners, a position he has held since 2011. In 1999, Mr. Walter founded inChord Communications, Inc., a global private healthcare communications company, which was acquired by inVentiv Health in 2005. Mr. Walter joined inVentiv Health as president of the Communications division in 2005 and was named Chief Executive Officer in 2008 and served in that capacity until leading the sale of the company to Thomas H. Lee Partners in 2010. Following the buyout, Mr. Walter served as vice chairman of inVentiv Group, a holding company which survived the buyout, from 2011 to August 2017. Mr. Walter received a B.S. in marketing and finance from Boston College in 1993. The Board believes that Mr. Walter is qualified to serve as director based on his background in the healthcare and pharmaceutical industries.

There are no arrangements or understandings between Mr. Walter and any other person with respect to the appointments described above, and Mr. Walter has no family relationship with any director or executive officer of the Company. Mr. Walter is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Exchange Act.

Departure of Chief Executive Officer

On August 25, 2020, the Company announced that the Board and Phillippe Deschamps had mutually agreed that Mr. Deschamps would step down from his positions as President and Chief Executive Officer of the Company effective August 23, 2020 (the “Separation Date”). Effective as of the Separation Date, Mr. Deschamps also resigned from the Board, and the Board reduced its size from six directors to five directors. Mr. Deschamps’s resignation was not due to any disagreement on any matter relating to the Company’s operations, policies, or practices.

In connection with Mr. Deschamps’s departure, the Company entered into a Separation and Release Agreement with Mr. Deschamps on August 23, 2020 (the “Separation Agreement”).  Pursuant to the Separation Agreement, Mr. Deschamps resigned from all positions as an officer or employee of the Company and all of the Company’s subsidiaries and as a member of the Board effective as of the Separation Date. The Separation Agreement provides that Mr. Deschamps will receive certain benefits that he is entitled to receive under his employment agreement dated June 13, 2014, as amended, in connection with a termination for good reason.  Accordingly, under the Separation Agreement, subject to non-revocation of a general release and waiver of claims in favor of the Company, the Company has agreed to pay Mr. Deschamps a total of $501,000 less required deductions and withholdings, in equal monthly installments during the twelve-month period following the Separation Date. Mr. Deschamps remains subject to the non-compete and non-solicitation provisions in his employment agreement during the twelve-month period following the Separation Date, and pursuant to the Separation Agreement, has agreed to certain customary standstill restrictions through the end of the period that is two years from the Separation Date. The foregoing summary of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 25, 2020, the Company issued a press release announcing the above leadership changes.  A copy of the press release is furnished herewith as Exhibit 99.1.

The information set forth in this Item 7.01 and in the press release attached hereto as Exhibit 99.1, is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section.  The information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates it by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description

10.1	Interim President and CEO Employment Letter Agreement Between Helius Medical Technologies, Inc. and Dane C. Andreeff dated August 23, 2020.
10.2	Separation and Release Agreement between Helius Medical Technologies, Inc. and Philippe Deschamps dated August 23, 2020.
99.1	Press Release, dated August 25, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HELIUS MEDICAL TECHNOLOGIES, INC.

Date: August 25, 2020	By:	/s/ Joyce LaViscount
Joyce LaViscount
Chief Financial Officer, Chief Operating Officer and Secretary

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